January 14, 2008 - For immediate release
Contact:  Scott Shockey, CFO (740) 446-2631

       Ohio Valley Banc Corp Reports 4th Quarter and Fiscal Year Earnings

GALLIPOLIS, Ohio - Ohio Valley Banc Corp [Nasdaq: OVBC] (the Company) reported consolidated net income for the quarter ended December 31, 2007, of $1,003,000, or $.24 per share, compared to $16,000, or $.00 per share, for the fourth quarter of 2006. For the year ended December 31, 2007, consolidated net income was $6,297,000, an increase of 16.7 percent from the year ended December 31, 2006 net income of $5,398,000. Earnings per share were $1.52 for the year of 2007 versus $1.27 for the year of 2006, an increase of 19.7 percent. Return on average assets and return on average equity both increased to .82 percent and
10.40 percent, respectively, for the twelve months ended December 31, 2007, as compared to .71 percent and 9.00 percent, respectively, for the same time period in the prior year.

The increase in quarterly and year-to-date earnings was related to lower provision for loan losses. During 2007, the Company's asset quality improved significantly, which contributed to a 60.2 percent decrease in year-to-date provision expense. At December 31, 2007, the ratio of nonperforming loans to total loans stood at .57 percent compared to 2.14 percent at December 31, 2006. As part of reducing nonperforming loans, the Company's net charge-offs for the twelve months ending December 31, 2007 were up $1,543,000 from the same period in 2006, primarily related to the charge-off of specific allocations identified and established for the higher nonperforming loans in 2006. The provision expense associated with establishing the specific allocations occurred in 2006, primarily in the fourth quarter when the Company provided $3,731,000 to the allowance for loan losses. Based on the evaluation of the current adequacy of the allowance for loan losses, management provided $2,252,000 to the allowance for loan losses for the twelve months ended December 31, 2007, a decrease of $3,410,000 from the same period the prior year. The allowance for loan losses was 1.06 percent of total loans at December 31, 2007, as compared to 1.51 percent at December 31, 2006. Management believes that the allowance for loan losses at December 31, 2007 was adequate and reflects probable incurred losses in the portfolio as of that date.

Net interest income, the Company's largest revenue source, totaled $28,527,000 for the twelve months ended December 31, 2007, an increase of $37,000, from the same time period last year. The increase in net interest income was attributable to the growth in the Company's earning assets during 2007 which was partially offset by a decline in the net interest margin. The average earning assets for the year 2007 were up $8,253,000 from the same time period in 2006. The net interest margin for the twelve months ended December 31, 2007 was 3.99 percent, compared to 4.02 percent for the same time period the prior year. The net interest margin compression was related to the upward pressure of the Company's funding costs in conjunction with the higher average balance of loans on noninterest accruing status. The fourth quarter 2007 net interest income was up $480,000, or 7.1 percent, from the fourth quarter of 2006. The quarterly net interest income was significantly enhanced by the decrease in nonperforming loans, which peaked during the fourth quarter of the prior year.

Noninterest income totaled $5,236,000 for the twelve months ended December 31, 2007, compared to $5,830,000 for the same time period last year, a decrease of
10.2 percent. For the three months ended December 31, 2007, noninterest income totaled $921,000 and was down 35.9 percent from 2006's fourth quarter. Contributing to the decline in noninterest income was the loss on sale of real estate acquired through foreclosure. During the fourth quarter of 2007, the Company's largest nonperforming asset was liquidated creating a pretax loss of $686,000.

With the reduction in nonperforming loans and liquidation of foreclosed real estate, the ratio of nonperforming assets improved to .50 percent at December 31, 2007 from 2.00 percent the prior year end. Providing additional noninterest income was processing fee income earned from facilitating the clearing of tax refunds for a tax software provider and interchange fees earned on transactions utilizing Ohio Valley Bank's Jeanie(R) Plus debit card. The combination of these two sources generated an additional $89,000 in noninterest income for 2007.

Noninterest expense totaled  $22,583,000 in 2007, an increase of $1,384,000,  or
6.5 percent, when compared to the previous year. For the fourth quarter, noninterest expense increased $1,363,000, or 29.5 percent, from the fourth quarter in 2006. Salaries and employee benefits, the Company's largest noninterest expense, increased $548,000, or 4.4 percent, for the twelve months ended December 31, 2007, as compared to 2006. The increase in personnel expense was related to annual cost of living salary increases and an increase in incentive compensation due to higher corporate performance. The remaining noninterest expense categories increased $836,000 from 2006, led by an increase in costs associated with resolving nonperforming loans. The Company's foreclosure costs for the twelve months ended December 31, 2007 were up $363,000 from the same time period the prior year.

"At this time last year, I said that our lenders, collectors and attorneys would work diligently to resolve or liquidate problem credits throughout 2007. From those efforts, the Company's nonperforming loans were reduced 73 percent," stated Jeffrey E. Smith, President and CEO. "The end result was over a 60 percent reduction in provision for loan losses leading to nearly a 20 percent improvement in earnings per share. I would like to thank the employees for their significant contribution to 2007's financial results and a stronger balance sheet as we enter 2008."

Ohio Valley Banc Corp common stock is traded on the NASDAQ Global Market under the symbol OVBC. The holding company owns three subsidiaries: Ohio Valley Bank, with 16 offices in Ohio and West Virginia; Loan Central, with six consumer finance offices in Ohio; and Ohio Valley Financial Services, an insurance agency based in Jackson, Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.



Forward-Looking Information

Certain statements contained in this earnings release which are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying those statements. Forward-looking statements involve risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events, including: (i) changes in political, economic or other factors such as inflation rates, recessionary or expansive trends, and taxes; (ii) competitive pressures;
(iii) fluctuations in interest rates; (iv) the level of defaults and prepayment on loans made by the Company; (v) unanticipated litigation, claims, or assessments; (vi) fluctuations in the cost of obtaining funds to make loans; and
(vii) regulatory changes. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made to reflect unanticipated events.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                                                   Three months ended                              Twelve months ended
                                                      December 31,                                     December 31,
                                              2007                    2006                      2007                     2006
                                        ----------------        ----------------         -----------------       -------------------
PER SHARE DATA
  Earnings per share                              $0.24                   $0.00                     $1.52                     $1.27
  Dividends per share                             $0.18                   $0.17                     $0.71                     $0.67
  Book value per share                           $15.10                  $14.38                    $15.10                    $14.38
  Dividend payout ratio (a)                       73.28%                4639.40%                    46.66%                    52.56%
  Weighted average shares outstanding         4,079,932               4,204,616                 4,131,621                 4,230,551

PERFORMANCE RATIOS
  Return on average equity                         6.52%                   0.10%                    10.40%                     9.00%
  Return on average assets                         0.51%                   0.01%                     0.82%                     0.71%
  Net interest margin (b)                          4.00%                   3.78%                     3.99%                     4.02%
  Efficiency ratio (c)                            71.91%                  55.44%                    66.05%                    61.20%
  Average earning assets (in 000's)            $733,834                $724,415                  $725,043                  $716,790

(a) Total dividends paid as a percentage of net income.
(b) Fully tax-equivalent net interest income as a percentage of average earning assets.
(c) Noninterest expense as a percentage of fully tax-equivalent net interest income plus noninterest income.

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                                   Three months ended                              Twelve months ended
                                                      December 31,                                     December 31,
                                              2007                    2006                      2007                     2006
                                       -----------------        ----------------         -----------------       -------------------
Interest income:
     Interest and fees on loans            $      12,794           $      12,235            $       50,671          $         48,514
     Interest and dividends on securities          1,147                   1,105                     4,276                     3,907
          Total interest income                   13,941                  13,340                    54,947                    52,421
Interest expense:
     Deposits                                      5,372                   5,253                    21,315                    18,594
     Borrowings                                    1,284                   1,282                     5,105                     5,337
          Total interest expense                   6,656                   6,535                    26,420                    23,931
Net interest income                                7,285                   6,805                    28,527                    28,490
Provision for loan losses                            918                   3,731                     2,252                     5,662
Noninterest income:
     Service charges on deposit accounts             790                     742                     2,982                     2,987
     Trust fees                                       58                      56                       230                       221
     Income from bank owned insurance                242                     180                       757                       907
     Gain on sale of loans                            20                      29                       102                       104
     Other                                          -189                     430                     1,165                     1,611
          Total noninterest income                   921                   1,437                     5,236                     5,830
Noninterest expense:
     Salaries and employee benefits                3,397                   2,694                    13,045                    12,497
     Occupancy                                       368                     339                     1,467                     1,338
     Furniture and equipment                         276                     309                     1,086                     1,120
     Data processing                                 218                      74                       844                       687
     Other                                         1,725                   1,205                     6,141                     5,557
          Total noninterest expense                5,984                   4,621                    22,583                    21,199
Income before income taxes                         1,304                    -110                     8,928                     7,459
Income taxes                                         301                    -126                     2,631                     2,061
NET INCOME                                 $       1,003           $          16            $        6,297          $          5,398

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in $000's, except share and per share data)                                                  December 31,           December 31,
                                                                                                  2007                   2006
                                                                                           -----------------       -----------------
ASSETS
Cash and noninterest-bearing deposits with banks                                            $        15,584         $        18,965
Federal funds sold                                                                                    1,310                   1,800
     Total cash and cash equivalents                                                                 16,894                  20,765
Interest-bearing deposits in other financial institutions                                               633                     508
Securities available-for-sale                                                                        78,063                  70,267
Securities held-to-maturity
  (estimated fair value:  2007 - $15,763; 2006 - $13,586)                                            15,981                  13,350
FHLB stock                                                                                            6,036                   6,036
Total loans                                                                                         637,103                 625,164
  Less:  Allowance for loan losses                                                                   (6,737)                 (9,412)
     Net loans                                                                                      630,366                 615,752
Premises and equipment, net                                                                           9,871                   9,812
Accrued income receivable                                                                             3,254                   3,234
Goodwill                                                                                              1,267                   1,267
Bank owned life insurance                                                                            16,339                  16,054
Other assets                                                                                          4,714                   7,316
          Total assets                                                                      $       783,418         $       764,361

LIABILITIES
Noninterest-bearing deposits                                                                $        78,589         $        77,960
Interest-bearing deposits                                                                           510,437                 515,826
     Total deposits                                                                                 589,026                 593,786
Securities sold under agreements to repurchase                                                       40,390                  22,556
Other borrowed funds                                                                                 67,002                  63,546
Subordinated debentures                                                                              13,500                  13,500
Accrued liabilities                                                                                  11,989                  10,691
          Total liabilities                                                                         721,907                 704,079

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value, 10,000,000 shares
  authorized; 2007 - 4,641,747 shares issued;
  2006 - 4,626,340 shares issued)                                                                     4,642                   4,626
Additional paid-in-capital                                                                           32,664                  32,282
Retained earnings                                                                                    37,763                  34,404
Accumulated other comprehensive loss                                                                   (115)                   (981)
Treasury stock at cost (2007 - 567,403 shares; 2006 - 432,852 shares)                               (13,443)                (10,049)
          Total shareholders' equity                                                                 61,511                  60,282
               Total liabilities and shareholders' equity                                   $       783,418         $       764,361